Exhibit 10.1

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed. Information that has been omitted from the exhibit are indicated with brackets.

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”) is entered into as of December 31, 2025 (the “Effective Date”), by and between Blum Holdings. Inc., a Delaware corporation (the “Company”) and [***], an individual (the “Holder” or “Investor”), with reference to the following facts:

WHEREAS, the Company has issued to Holder certain unsecured promissory notes identified on Exhibit A attached hereto (collectively, the “Notes”);

WHEREAS, the Notes represent outstanding indebtedness of the Company in an aggregate principal amount of $3,050,000 together with all accrued and unpaid interest thereon through December 31, 2025 (collectively, the “Conversion Amount”);

WHEREAS, pursuant to the terms of the Notes and as approved by the Company’s Board of Directors, Holder desires to convert, and the Company agrees to convert, the Conversion Amount into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a fixed conversion price of $0.98 per share on a fully diluted basis;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

Section 1.	Conversion of Notes.

a.

Election to Convert. At the sole and absolute election of the Holder, and as agreed to by the Company, and without the payment of any additional consideration, the Holder hereby elects to convert the Conversion Amount into shares of Common Stock in accordance with the terms of this Agreement.

b.

Conversion Price. The conversion price shall be $0.98 per share (the “Conversion Price”), representing eighty-five percent (85%) of a $20,900,000 pre-money valuation of the Company on a fully diluted basis.

c.

Conversion Shares. Based on the Conversion Amount and the Conversion Price, the Company shall issue to the Holder 3,248,547 shares of Common Stock (the “Conversion Shares”), subject to customary rounding of fractional shares.

Section 2.	Effect of Conversion.

a.

Satisfaction of Notes. Upon issuance of the Conversion Shares (i) the Conversion Amount shall be deemed paid in full and satisfied; (ii) all accrued and unpaid interest on the Notes through the Effective Date shall be deemed converted into shares of Common Stock as part of the Conversion Amount; (iii) the Notes shall be cancelled and of no further force or effect with respect to the Conversion Amount.

b.

No Impact on Other Instruments. For the avoidance of doubt, this Agreement does not amend or affect (i) the Senior Secured Promissory Note issued in connection with the May 7 and May 8, 2025 notes; or (ii) any warrants previously issued to Holder, except as may be expressly amended pursuant to separate written agreement.

Section 3.	Issuance of Shares.

a.	Authorization. The Company represents that the Conversion Shares have been duly authorized by all necessary corporate action.

b.

Restricted Securities. The Conversion Shares are being issued in reliance upon exemptions from registration under the Securities Act of 1933 (as defined below in Section 4), as amended, and shall constitute “restricted securities” within the meaning of Rule 144.

c.	Legends. The book-entry records evidencing the Conversion Shares shall bear a customary restrictive legend reflecting their unregistered status.

Section 4.	Investor Representations. The Company is issuing the Common Stock to Investor in reliance upon the following representations made by Investor:

a.

Investor acknowledges and agrees that the shares of Common Stock are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Investor acknowledges and agrees that (i) the shares of Common Stock are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act, and (ii) such shares of Common Stock may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

b.

Investor acknowledges and agrees that (i) the registrar or transfer agent for the shares of Common Stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any shares of Common Stock in the form of definitive physical certificates will bear a restrictive legend.

c.

Investor acknowledges and agrees that: (a) the shares of Common Stock have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Investor is acquiring the shares of Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Investor is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the shares of Common Stock; (d) Investor has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the shares of Common Stock; (e) Investor is able to bear the economic risk and lack of liquidity inherent in holding the shares of Common Stock; (f) Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (g) Investor either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Investor’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Common Stock.

d.	Investor’s investment in the Company pursuant to this Common Stock is consistent, in both nature and amount, with Investor’s overall investment program and financial condition.

e.	Investor’s principal place of business is in the State of California.

Section 5.	Miscellaneous

a.	This Agreement shall be construed and enforced in accordance with the laws of the State of California.

b.

This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

c.

Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

d.

Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

e.	This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

Section 6.	No Impact on Other Instruments.

a.

For the avoidance of doubt, this Agreement does not amend, modify, or otherwise affect (i) that certain Senior Secured Promissory Note issued in connection with the May 7, 2025 and May 8, 2025 notes, or (ii) any warrants previously issued to Holder, except in each case as may be expressly amended pursuant to a separate written agreement executed by the Company and the Holder. The Company acknowledges and agrees that, in connection with the transactions contemplated hereby, Holder is entitled to receive warrant coverage on terms previously agreed by the parties, which warrant coverage shall be documented and issued pursuant to a separate written agreement contemporaneously with this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR:

By:
Name:	[***]

COMPANY:

Blum Holdings, Inc.
a Delaware corporation

By:
Name:	Sabas Carrillo
Title:	CEO

EXHIBIT A

Notes being converted:

●	Second Amended and Restated Unsecured Promissory Note dated May 15, 2025
●	Unsecured Promissory Note dated August 11, 2025
●	Unsecured Promissory Note dated August 20, 2025
●	Unsecured Promissory Note dated December 1, 2025
●	Unsecured Promissory Note dated December 2, 2025
●	Unsecured Promissory Note dated December 3, 2025
●	Unsecured Promissory Note dated December 4, 2025
●	Unsecured Promissory Note dated December 5, 2025